UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016 (March 24, 2016)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
In order to clarify the answer to a question we received on our fourth quarter earnings conference call on March 24, 2016, we are providing the following information to our shareholders. For 2016, we forecast revenues in our Technology Brands business to increase 50% to 60%, to between $800 million and $855 million, and this assumes the current target acquisitions are consummated during the second quarter.

Safe Harbor
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to the outlook for fiscal 2016 and are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those contained in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. Factors that could affect actual results include those referred to in the documents that GameStop has filed or furnished with the Securities and Exchange Commission.

Item 8.01    Other Events.
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2015, by GameStop Corp., a Delaware corporation (“GameStop” or “Parent”), Parent entered into an Agreement and Plan of Merger, by and among Parent, Gadget Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) and Geeknet Inc., a Delaware corporation (the “Company” or “Geeknet”), pursuant to which, among other things, Purchaser commenced a cash tender offer for all the outstanding shares of the Company’s common stock.  On June 10, 2015, a putative class action lawsuit was filed by a purported Geeknet stockholder in the Court of Chancery of the State of Delaware (the “Court”) challenging the transaction and alleging that the defendant companies-GameStop, Purchaser, and Geeknet-and individual members of Geeknet’s Board of Directors violated applicable laws by breaching their fiduciary duties and/or aiding and abetting such breaches.  The plaintiff sought among other things, injunctive relief and rescission, as well as fees and costs.  The case is titled Aich v. McCarthy, C.A. No. 11133-VCN.  After limited discovery, the plaintiff and defendants agreed on certain additional disclosures to the Company’s Schedule 14D-9 filed on June 15, 2015, which were made in Amendment No. 3 to the Schedule 14D-9 on July 7, 2015, and the plaintiff withdrew his motion to preliminarily enjoin the stockholder vote on the merger.  On February 11, 2016, the Court approved a stipulation under which plaintiff voluntarily dismissed the action with prejudice as to himself and without prejudice as to the putative class members.  The Court retained jurisdiction solely for the purpose of adjudicating plaintiff’s counsel’s anticipated application for an award of attorneys’ fees and reimbursement of expenses in connection with the disclosures in the July 7, 2015 Amendment No. 3.  The Company subsequently agreed to pay $72,500 to plaintiff’s counsel in full satisfaction of their claim for attorneys’ fees and expenses in the action.  The Court has not been asked to review, and will pass no judgment on, the payment of a fee or its reasonableness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 28, 2016	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer